UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐       Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

On January 24, 2022, Lee Enterprises, Incorporated (the “Company”) began distributing the following letter to shareholders (the “Shareholder Letter”) in connection with the Company’s 2022 Annual Meeting of Shareholders to be held on March 10, 2022.

January 24, 2022

Dear Fellow Lee Enterprises Shareholder,

Enclosed are critically important materials relating to Lee Enterprises’ 2022 Annual Meeting of Shareholders. We hope you will review them carefully and vote using the WHITE card by internet, phone or mail in advance of the meeting, which is scheduled for March 10, 2022.

This year’s annual meeting is particularly important.

A “Vulture Hedge Fund”1 is Seeking to Acquire Lee at a Steep Discount. Don’t Let it Take Value that Belongs to You.
Vote the WHITE Proxy Card Today!

In November 2021, Alden Global Capital (“Alden”) made a hostile bid to buy Lee for just $24 per share, an offer that grossly undervalues Lee and represents a 33% discount to our closing stock price as of January 21, 2022.

We believe Alden remains set on buying Lee at a deeply discounted price and taking Lee’s upside away from you and the rest of our shareholders. To advance its inadequate, hostile bid, Alden attempted to nominate three hand-selected candidates to replace the members of the Board’s Executive Committee, which includes our Chairman, our CEO and our Lead Independent Director.

We do not believe Alden properly nominated its candidates, an issue that is pending before a court, but the critical point is this: Lee’s shareholders should want our strong Board leadership to remain in place to ensure any proposal from Alden (or others) is reviewed objectively with an eye on determining what is in the best interest of all our shareholders.

We now need your support to resist Alden’s efforts to replace Lee’s Board leaders with Alden’s favored candidates. We believe Alden is targeting our directors as the next step in their campaign to pressure the Company into an unfair transaction that would secure Lee’s upside for Alden alone, at your expense.

Please vote on the WHITE card for all three of our directors up for re-election – Chairman Mary Junck, President and CEO Kevin Mowbray and Lead Independent Director Herbert Moloney – to ensure Lee’s Board remains fully loyal to you and all shareholders and does not become beholden to Alden.

1 Rachel Treisman, “When this hedge fund buys local newspapers, democracy suffers,” NPR, Oct. 18, 2021, available at https://www.npr.org/2021/10/18/1046952430/the-consequences-of-when-a-hedge-fund-buys-newspapers.

Lee Is on a Path to Create Significant Value

Lee is executing a clear strategy that has positioned the Company for rapid growth and expanded profitability. In 2021, Lee was the fastest growing digital subscription platform in the industry, with over 65% year-over-year growth in digital subscriptions.

Our Digital Transformation is Working:
Lee Digital Subscription Growth Leads the Industry

Lee has always been focused on delivering relevant, local information to our audience and assisting local and national businesses in reaching their audiences. Lee has transformed from traditional newspapers to a digital-centric business, and we remain on track to achieving our goal of having 900,000 digital-only subscribers by the end of 2026. Our full-service digital marketing services agency, Amplified, is also growing rapidly, with revenue up 43% last year, and we expect Amplified to generate $100 million annually in revenue by the end of 2023.

We believe our strategy of aggressively expanding our digital businesses and capabilities is paying off and will create significant value for our shareholders over time. We also have improved our debt structure and continue to strengthen our balance sheet, which will enable us to make the necessary investments in talent and technology that help fuel recurring sustainable revenue growth.

Lee has the Right Board and Leadership to Drive Value

Since 2019, we have added three new independent directors with the aim of ensuring Lee’s Board has the necessary expertise to help Lee create value for shareholders. Each of those new directors has experience in digital businesses, including online news and digital media. Two of our new directors also have experience evaluating and executing capital markets and M&A transactions, which will help the Board thoughtfully and objectively review any alternative pathway for creating value for our shareholders.

As a Board, we have comprehensive expertise in the disciplines that are most relevant to Lee: digital content, subscriptions and advertising; traditional publishing and advertising; corporate finance and M&A; business development and operations; executive leadership; and corporate strategy. We believe this thoughtful Board composition ensures Lee will foresee risks and opportunities and plan accordingly. More detailed biographies of our directors are contained in the enclosed proxy materials.

Importantly, we believe that Alden seeks to substantially overhaul Lee’s Board and leadership team not because the Board is deficient, but precisely because the Board has shown it will be thoughtful and thorough, and therefore unwilling to sell Lee at the unreasonable and unfair price that Alden has proposed.

The Board carefully considered Alden’s proposal with the assistance of its financial and legal advisors and unanimously determined that Alden’s proposal grossly undervalues Lee and is not in the best interests of Lee and its shareholders.

We encourage you, as a Lee shareholder, to support the Board – and ensure the Board has the leadership to protect investors and continue to resist Alden’s lowball bid – by voting online, by phone or by mail, using the WHITE proxy card.

Protect Your Investment in Lee –
Vote the WHITE Proxy Card

Lee is making great progress transforming from a traditional newspaper publisher into a digital-first business with unparalleled local brand recognition and presence in its markets. We have confidence that the Company’s strategy and execution will create significant value for shareholders over the near- and long-term.

To ensure Lee’s shareholders receive the full benefit of Lee’s opportunities and business plan, we URGE you to vote “FOR” ALL the Board’s proposed nominees by using the WHITE proxy card.

Please review the enclosed materials and vote at your earliest opportunity.

Thank you for your continued support, interest and investment in Lee Enterprises,

The Lee Enterprises Board of Directors

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: 800-662-5200 Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400 Email: LEE@investor.MorrowSodali.com

Forward-Looking Statements

The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in reports relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication.

Important Additional Information

The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read the Definitive Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety because they will contain important information. The Company’s shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on January 24, 2022, and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

On January 24, 2022, the Company issued the following press release in connection with the Shareholder Letter relating to the Company’s 2022 Annual Meeting of Shareholders:

Lee Enterprises Files Definitive Proxy Statement and Sends Letter to Shareholders

Urges Shareholders to Vote FOR the Board’s Three Highly Experienced Nominees to Protect Shareholder Value

Launches Resource for 2022 Annual Meeting at investors.lee.com/2022-annual-meeting

DAVENPORT, Iowa – January 24, 2022 – Lee Enterprises, Incorporated (NASDAQ: LEE) (“Lee” or the “Company”) today filed definitive proxy materials with the U.S. Securities & Exchange Commission in connection with its 2022 Annual Meeting to be held on March 10, 2022. All shareholders at the close of business on January 12, 2022 are entitled to vote at the Annual Meeting.

This year’s annual meeting is particularly important because in November 2021, a “vulture hedge fund1,” Alden Global Capital (“Alden”), made a hostile bid to buy Lee for just $24 per share, an offer that grossly undervalues Lee and represents a 33% discount to the Company’s closing stock price as of January 21, 2022. To advance its inadequate, hostile bid, Alden attempted to nominate three hand-selected candidates to replace the members of the Board’s Executive Committee, which includes Lee’s Chairman, CEO and Lead Independent Director.

Lee does not believe Alden properly nominated its candidates, an issue that is pending before a court, but the critical point is this: Lee’s shareholders should want its strong Board leadership to remain in place to ensure any proposal from Alden (or others) is reviewed objectively with an eye on determining what is in the best interest of all Lee shareholders.

Lee’s Board urges shareholders to protect their investment by voting “FOR” ALL the Board’s three nominees using the WHITE proxy card.

Along with the definitive proxy statement and annual report, Lee sent a letter to shareholders, which can be viewed here.

Lee shareholders are encouraged to visit investors.lee.com/2022-annual-meeting to view Lee’s definitive proxy materials, the letter and additional information regarding the 2022 Annual Meeting.

If you have any questions or require any assistance in voting your shares, please contact Lee’s proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

Email: LEE@investor.MorrowSodali.com

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average circulation of 1.0 million, and our legacy website, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

1 Rachel Treisman, “When this hedge fund buys local newspapers, democracy suffers,” NPR, Oct. 18, 2021, available at https://www.npr.org/2021/10/18/1046952430/the-consequences-of-when-a-hedge-fund-buys-newspapers.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in reports relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Important Additional Information

The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read the Definitive Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety because they will contain important information. The Company’s shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on January 24, 2022, and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Jenny Gore Sard Verbinnen & Co Lee-SVC@sardverb.com

On January 24, 2022, the following note was sent to the Company’s employees relating to the Company’s 2022 Annual Meeting of Shareholders:

TO: All Lee Employees

FROM: Kevin Mowbray

SUBJECT: Updates on 2022 Annual Meeting

Dear Team,

Happy New Year! I hope this finds you and your families healthy and safe.

Today we filed our definitive proxy statement for our upcoming 2022 Annual Meeting, which will be held on March 10, 2022. We also issued a press release and sent Lee shareholders a letter that summarizes our digital transformation momentum and conveys why we firmly believe shareholders should reelect Lee’s three director nominees. You can review these materials on the 2022 Annual Meeting page of our investor relations website, which will be regularly updated with new information between now and our Annual Meeting.

This year’s annual meeting is particularly important because in November 2021, a “vulture hedge fund1,” Alden Global Capital, made a hostile bid to buy Lee for just $24 per share, an offer that grossly undervalues Lee and represents a 33% discount to our closing stock price as of January 21, 2022. To advance its inadequate, hostile bid, Alden attempted to nominate three hand-selected candidates to replace the members of the Board’s Executive Committee.

The next few months will include frequent direct communications with our shareholders. Employees who own Lee stock will receive these communications, as well as important instructions on how to vote the WHITE proxy card FOR Lee’s three Director nominees. Your vote matters!

As always, thank you for your continued focus and commitment to our mission: delivering high-quality, impactful journalism to the communities we serve.

Thanks for all that you do.

Sincerely,

Kevin D. Mowbray

President and Chief Executive Officer

Forward-Looking Statements

The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in reports relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication.

Important Additional Information

The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read the Definitive Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety because they will contain important information. The Company’s shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on January 24, 2022, and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

1 Rachel Treisman, “When this hedge fund buys local newspapers, democracy suffers,” NPR, Oct. 18, 2021, available at https://www.npr.org/2021/10/18/1046952430/the-consequences-of-when-a-hedge-fund-buys-newspapers.

On January 24, 2022, the Company posted the following materials relating to the Company’s 2022 Annual Meeting of Shareholders on its website at investors.lee.net/2022-annual-meeting:

LEE ENTERPRISES
OVERVIEW | 2022 ANNUAL MEETING | ABOUT US | NEWS & EVENTS | CORPORATE GOVERNANCE | FINANCIALS & FILINGS | IR RESOURCES | STOCK INFORMATION

2022 Annual Meeting

Protect your investment and vote on the WHITE proxy card for your Board's nominees today.

The Lee Enterprises Board of Directors is committed to acting in the best interest of all Lee shareholders and is executing our Three Pillar Digital Growth Strategy to drive long-term value creation.

Your vote will be especially important this year.

Lee's 2022 Annual Meeting will be held on March 10, 2022. Alden Global Capital, LLC and certain of its affiliates submitted a purported director nomination notice and put forth director candidates for election to Lee's Board of Directors. On December 3rd, 2021, Lee informed Alden that their purported notice is invalid due to its failure to comply with Lee's bylaws.

Nonetheless, you may receive solicitation materials from Alden. The Lee Board urges you to vote only FOR ALL of its proposed nominees by using the WHITE proxy card, to disregard any materials sent to you by or on behalf of Alden, and not to sign, return or vote any proxy card sent to you by or on behalf of Alden. For more information and FAQs about the 2022 Annual Meeting, please refer to Lee's definitive proxy statement.

2022 Definitive Proxy Statement

Lee Enterprises - 2022 Definitive Proxy Statement

Shareholder Letters

Lee Enterprises Letter to Shareholders 1.24.22

Press Releases

24 Jan '22

Urges Shareholders to Vote FOR the Board's Three Highly Experienced Nominees to Protect Shareholder Value Launches Resource for 2022 Annual Meeting at https://investors.lee.net/2022-annual-meeting DAVENPORT, Iowa, Jan. 24, 2022 (GLOBE NEWSWIRE) -- Lee Enterprises, Incorporated (NASDAQ: LEE) ("Lee"...

Additional Formats
PDF Version

09 Dec '21

Lee Enterprises Board of Directors Unanimously Rejects Unsolicited Proposal from Alden

Determines Opportunistic Proposal Grossly Undervalues Lee and is not in the Best Interests of the Company and its Shareholders DAVENPORT, Iowa, Dec. 09, 2021 (GLOBE NEWSWIRE) -- Lee Enterprises, Incorporated (NASDAQ: LEE) ("Lee" or the "Company") today announced that its Board of Directors has...

Additional Formats
PDF Version

03 Dec '21

Lee Enterprises Announces that Director Nomination Notice from Alden is Invalid

Alden Not Entitled to Nominate Board Candidates for the 2022 Annual Meeting DAVENPORT, Iowa --(BUSINESS WIRE)--Dec. 3, 2021-- Lee Enterprises, Incorporated (NASDAQ: LEE) ("Lee" or the "Company") announced that the notice submitted by Alden Global Capital, LLC (together with its affiliates,...

Additional Formats
PDF Version

29 Nov '21

Lee Enterprises Comments on Purported Director Nominations from Alden

DAVENPORT, Iowa --(BUSINESS WIRE)--Nov. 29, 2021-- Lee Enterprises, Incorporated (NASDAQ: LEE) ("Lee" or the "Company") today commented on the purported notice submitted by Alden Global Capital, LLC (together with its affiliates, "Alden") seeking to nominate three candidates to stand for election...

Additional Formats
PDF Version

24 Nov '21

Lee Enterprises Adopts Limited-Duration Shareholder Rights Plan

Board Takes Action in Response to Alden's Unsolicited Proposal to Acquire Lee Board Committed to Protecting Long-Term Value for All

Shareholders DAVENPORT, Iowa --(BUSINESS WIRE)--Nov. 24, 2021-- Lee Enterprises, Incorporated (NASDAQ: LEE), today announced that its Board of Directors has...

Additional Formats

PDF Version

22
Nov '21

Lee Enterprises Confirms Receipt of Unsolicited Acquisition Proposal From Alden Global Capital, LLC

Shareholders advised to take no action pending Board review DAVENPORT, Iowa --(BUSINESS WIRE)--Nov. 22, 2021-- Lee Enterprises Inc. (NASDAQ:LEE) today confirmed that it has received an unsolicited non-binding proposal from Alden Global Capital, LLC ("Alden") to purchase Lee Enterprises for $24.00...

Additional Formats

PDF Version

How to Vote

Online

Follow the instructions included on the **WHITE** proxy card or **WHITE** voting instruction form.

Phone

Vote by dialing the number on the **WHITE** proxy card or **WHITE** voting instruction form and following the easy voice prompts.

Mail

If you request printed copies of the proxy materials by mail, you will receive a **WHITE** proxy card and you may vote the proxy by filling out the **WHITE** proxy card and returning it in the enclosed postage pre-paid envelope.

Morrow Sodali LLC

VOTE the **WHITE** proxy card today:

- **FOR ALL** of the Board's nominees on Proposal 1; and
- **FOR** Proposal 2

DISCARD any proxy cards you may receive from Alden.

Forward-Looking Statements

Important Additional information

Certain Information Regarding Participants

FAQS EMAIL ALERTS CONTACT IR RSS FEEDS

REQUEST EMAIL ALERTS

Email

© 2022 Lee Enterprises, Inc.. All rights reserved.